Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Virginia First Financial Corporation:


We consent to incorporation by reference in Registration Statement No. 33-78180 on Form S-8, in Registration Statement No. 33-78182 on Form S-8, in Registration Statement No. 33-78184 on Form S-8 and in Registration Statement No. 33-04308 on Form S-3 of Virginia First Financial Corporation of our report dated August 2, 1996, relating to the consolidated balance sheets of Virginia First Financial Corporation and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996, which report is incorporated by reference in the June 30, 1996 annual report on Form 10-K of Virginia First Financial Corporation. Our report refers to changes in accounting for certain investments in debt and equity securities in fiscal year 1994.


                                                    /s/ KPMG Peat Marwick LLP
                                                        ---------------------
                                                        KPMG PEAT MARWICK LLP



Richmond, Virginia
September 26, 1996